    As filed with the Securities and Exchange Commission on February 2, 1999

                                                       Registration No. 33-54081

================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                         Post Effective Amendment No. 1
                                       to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                               38-1872178
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

          1900 West Loop South, Suite 1500                  77027
                   Houston, Texas                         (Zip Code)
    (Address of Principal Executive Offices)

                     Nichols-Homeshield 401(k) Savings Plan
                            (Full title of the plan)

                                  WAYNE M. ROSE
                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 961-4600
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             HARVA R. DOCKERY, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                          2200 ROSS AVENUE, SUITE 2800
                            DALLAS, TEXAS 75201-9975
                                 (214) 855-8000

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference.

                  Quanex Corporation, a Delaware corporation (the "Company" or "Registrant"), and the Nichols-Homeshield 401(k) Savings Plan (the "Plan") incorporate by reference, as applicable, in this Registration Statement the following documents:

                           (a) The Registrant's original Registration Statement
                  on Form S-8, Reg. No. 33-54081, filed June 10, 1994;

                           (b) The Registrant's Annual Report on Form 10-K for
                  the fiscal year ended October 31, 1998;

                           (c) The Plan's Annual Report on Form 11-K for the
                  fiscal year ended December 31, 1997;

                           (d) All other reports filed by the Registrant or the
                  Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1998;

                           (e) The description of the Registrant's common stock,
                  $.50 par value (the "Common Stock"), contained in the Prospectus dated January 12, 1981, included in the Registrant's Registration Statement (Registration No. 2-70313) and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933; and

                           (f) The description of the rights to purchase Series
                  A Junior Participating Preferred Stock (the "Rights") set forth in the Amended and Restated Certificate of Designation, Preferences and Rights, filed as Exhibit 1 to Amendment No.1 to the Registrant's Form 8-A dated April 28, 1989.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (this "Amendment No. 1") and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in, and constitute a part of, the Registration Statement from the date such documents are filed.



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



                  The language in this Amendment No. 1 modifies and supersedes the language in any previously filed document that is incorporated by reference in this Registration Statement. The language in any document that is filed after the date of filing of this Amendment No. 1 that is incorporated by reference in this Registration Statement modifies and supersedes the language in this Registration Statement. However, such language constitutes a part of this Registration Statement only to the extent that it modifies and supersedes this Registration Statement.

ITEM 4.           Description of Securities.

                  Not applicable.

ITEM 5.           Interests of Named Experts and Counsel.

                  Not applicable.

ITEM 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                  The Registrant's Restated Certificate of Incorporation eliminates the personal monetary liability of a director to the Registrant and its stockholders for breach of his fiduciary duty of care as a director to the extent currently allowed under the Delaware General Corporation Law. Article XVII of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) based on the payment of an improper dividend or an improper repurchase of the Registrant's stock under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Amended and Restated Bylaws of the Registrant provide that, under certain circumstances, the Registrant is required to indemnify any person who was, is, or is threatened to be made a party in any action, suit or proceeding because such person is or was a director or officer of the Registrant. The Registrant's Amended and Restated Bylaws were amended in February 1987 to provide for indemnification by the Registrant of its officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware. This right to indemnification under the Registrant's Amended and Restated Bylaws is a contract right, and requires the Registrant to provide for the payment of expenses in advance of the final disposition of any suit or proceeding brought against the director or officer of the Registrant in his official capacity as such, provided that such director or officer delivers to the Registrant an undertaking to repay any amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. The Registrant also maintains a directors' and officers' liability insurance policy.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.           Exemption from Registration Claimed.

                  Not applicable.

ITEM 8.           Exhibits.

          4.1 Restated Certificate of Incorporation of the Registrant, as amended on February 27, 1997, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-22977, and incorporated herein by reference.

          4.2 Amended and Restated Bylaws of the Registrant, as amended through December 12, 1996, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference.

          4.3     Form of Registrant's Common Stock certificate, filed as
                  Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

          4.4 Amended and Restated Rights Agreement between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent, filed as Exhibit 1 to

                  Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

          4.5 Amended and Restated Certificate of Designation, Preferences and Rights of the Registrant's Series A Junior Participating Preferred Stock, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

          4.6 Form of Nichols-Homeshield 401(k) Savings Plan, as amended, filed as Exhibit 4.16 to the Registrant's original Registration Statement on Form S-8, Registration No. 33-54081, filed June 10, 1994, and incorporated herein by reference.

          4.7 Master Trust Agreement between Quanex Corporation and Fidelity Management Trust Company dated as of February 1, 1999.

         23.1     Consent of Deloitte & Touche LLP.

         24.1 Powers of Attorney (previously filed on signature page of original Registration Statement on Form S-8, Registration No. 33-54081, filed June 10, 1994).

                  The Registrant hereby undertakes to submit any and all amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.           Undertakings.

                  A.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1993, as amended (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           Provided, however, that paragraphs (i) and (ii) do
                  not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of February, 1999.

                               QUANEX CORPORATION



                               By          /s/ Vernon E. Oschsle
                                 ----------------------------------------------
                                               Vernon E. Oechsle
                                 Director, President and Chief Executive Officer
                                         (Principal Executive Officer)


                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                       Title                                    Date
=========================================      =======================================     ================================

                   *
-----------------------------------------                  Director and
            Robert C. Snyder                          Chairman of the Board                         February 1, 1999


          /s/ Vernon E. Oechsle                       Director, President and
-----------------------------------------              Chief Executive Officer
           Vernon E. Oechsle                        (Principal Execute Officer)                     February 1, 1999

           /s/ James H. Davis                       Executive Vice President and
-----------------------------------------             Chief Operating Officer
             James H. Davis                        (Principal Operating Officer)                    February 1, 1999


-----------------------------------------
          Donald G. Barger, Jr.                              Director


-----------------------------------------
             Susan F. Davis                                  Director


-----------------------------------------
            Russell M. Flaum                                 Director


                     *
-----------------------------------------
            Carl E. Pfeiffer                                 Director                               February 1, 1999


                     *
-----------------------------------------
            Gerald B. Haeckel                                Director                               February 1, 1999


                     *
-----------------------------------------
            John D. O'Connell                                Director                               February 1, 1999


-----------------------------------------
           Vincent R. Scorsone                               Director


                     *
-----------------------------------------
          Michael J. Sebastian                               Director                               February 1, 1999

                                                      President, Engineered
      /s/ Wayne M. Rose                                  Products Group and
-----------------------------------------             Chief Financial Officer
              Wayne M. Rose                        (Principal Financial Officer)                    February 1, 1999


           /s/ Viren M. Parikh
-----------------------------------------                    Controller
             Viren M. Parikh                       (Principal Accounting Officer)                   February 1, 1999


*By        /s/ Wayne M. Rose
    -------------------------------------
             Wayne M. Rose
            Attorney-in-fact

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned members of such committee, thereunto duly authorized, in the City of Houston, State of Texas, on February 1, 1999.

                                       NICHOLS-HOMESHIELD 401(K) SAVINGS PLAN



                                       By :        /s/ Vernon E. Oechsle
                                           -------------------------------------
                                                     Vernon E. Oechsle


                                       By :        /s/ James H. Davis
                                           -------------------------------------
                                                     James H. Davis


                                       By :        /s/ Wayne M. Rose
                                           -------------------------------------
                                                     Wayne M. Rose


                                       By :        /s/ Paul J. Giddens
                                           -------------------------------------
                                                     Paul J. Giddens


                                       By :       /s/ Viren M. Parikh
                                           -------------------------------------
                                                     Viren M. Parikh

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

4.1 Restated Certificate of Incorporation of the Registrant, as amended on February 27, 1997, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration
                  No. 333-22977, and incorporated herein by reference.

4.2 Amended and Restated Bylaws of the Registrant, as amended through December 12, 1996, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference.

4.3               Form of Registrant's Common Stock certificate, filed as
                  Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

4.4 Amended and Restated Rights Agreement between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form
                  8-A dated April 28, 1989, and incorporated herein by reference.

4.5 Amended and Restated Certificate of Designation, Preferences and Rights of the Registrant's Series A Junior Participating
                  Preferred Stock, filed as Exhibit 1 to Amendment No. 1 to the
                  Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

4.6 Form of Nichols-Homeshield 401(k) Savings Plan, as amended, filed as Exhibit 4.16 to the Registrant's original
                  Registration Statement on Form S-8, Registration No. 33-54081, filed June 10, 1994, and incorporated herein by reference.

4.7               Master Trust Agreement between Quanex Corporation and Fidelity
                  Management Trust Company dated as of February 1, 1999.

23.1              Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (previously filed on signature page of original Registration Statement on Form S-8, Registration No.
                  33-54081, filed June 10, 1994).